Exhibit 15.1

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 8, 2024, with respect to the consolidated financial statements of Hafnia Limited, included herein, and to the reference to our firm under the heading “Experts” in the registration statement.

Singapore
April 1, 2024